                                                                       EXHIBIT 5


         [LETTERHEAD OF PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN]


                                August 13, 1996



Calprop Corporation
5456 McConne11 Avenue, #245
Los Angeles, California 90066

Gentlemen:

          This opinion is rendered to you in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an additional 1,000,000 shares of the Company's no par value Common Stock authorized for issuance upon the exercise of options granted under the Company's 1993 Stock Option Plan, as amended (the "Plan").

          In rendering this opinion, we have examined and relied upon, among other things, originals or copies, identified to our satisfaction as being true copies, of the following: Articles of Incorporation of the Company, as amended to date; Bylaws of the Company, as amended to date; and corporate records and other instruments and documents as were deemed necessary or appropriate for purposes of this opinion. As to questions of fact material to this opinion, we have, when the relevant facts were not independently established by us, relied upon the documents we have examined or upon certificates of officers of the Company. In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

          We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are attorneys duly admitted and qualified to practice in the State of California and we express no opinion as to the laws of any other jurisdiction except United States federal law.

          On the basis of the foregoing, and in reliance thereon, we are of the opinion that the additional 1,000,000 shares of the Company's Common Stock reserved for issuance under the Plan, as amended, have been duly and validly authorized and reserved for issuance upon the exercise of options granted under the Plan and the shares, upon issuance pursuant to the provisions of the Plan,

[LETTERHEAD OF PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN]


Calprop Corporation
August 13, 1996
Page 2


including receipt of the required consideration, will be validly issued, fully paid and nonassessable.

          We hereby consent to the use of our name and inclusion of this opinion as an Exhibit to the attached Form S-8 Registration Statement.

          This opinion is intended solely for the use of the Company and the Securities and Exchange Commission in connection with the Company's registration under the Act, pursuant to a Registration Statement on Form S-8, of the additional 1,000,000 shares of Common Stock reserved for issuance under the Plan, and may not be relied upon by any other party or for any other purpose.

                                       Very truly yours,

                                       /s/ PARKER, MILLIKEN, CLARK,
                                           O'HARA & SAMUELIAN, P.C.